As filed with the Securities and Exchange Commission on May 24, 2005

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

United America Indemnity, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0417107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

General Counsel Walker House 87 Mary Street P.O. Box 908GT George Town, Grand Cayman Cayman Islands (345) 807-9060 (Address of principal executive offices) (Zip code)

United America Indemnity, Ltd. Share Incentive Plan, as amended

(Full title of the plan)

NRAI, Inc.
P.O. Box 927
West Windsor, New Jersey 08550
(609) 716-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard S. March, Esq.	Michael J. Album, Esq.
United National Insurance Company	Proskauer Rose LLP
Three Bala Plaza, Suite 300	1585 Broadway
Bala Cynwyd, Pennsylvania 19004	New York, New York 10036
(610) 664-1500	(212) 969-3000
Facsimile: (610) 660-8882	Facsimile (212) 969-2900

CALCULATION OF REGISTRATION FEE

Amount
		Proposed Maximum		Proposed Maximum	of
Title of Each Class Of Securities	Amount To Be	Offering Price		Aggregate	Registration
To Be Registered	Registered(1)	Per Share		Offering Price	Fee(3)
Class A common shares, par value $.0001 per share	2,500,000	$16.74	(2)	$41,850,000	$4925.75

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Class A common shares which become issuable under the employee benefit plan described herein by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Class A common shares.

(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Class A common shares on the Nasdaq National Market as of May 20, 2005.

(3)	Calculated in accordance with the Securities and Exchange Commission’s (“SEC”) “Fee Rate Advisory #6 for Fiscal Year 2005.”

EXPLANATORY NOTE

     The contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission on May 5, 2004 (Commission File No. 333-115178) relating to the registration of 2,488,841 shares of Class A common shares is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 2,500,000 shares of Class A common shares authorized for issuance under the United America Indemnity, Ltd. Share Incentive Plan.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion and Consent of Walkers (Cayman Islands counsel)
10	United America Indemnity, Ltd. Share Incentive Plan, Amendment No. 1 thereto (incorporated herein by reference to Exhibit 10.4 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-108857) filed on November 26, 2003) and Amendment No. 2 thereto (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement (Registration No. 000-50511) filed on April 4, 2005).
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Walkers (Cayman Islands counsel) is contained in its opinion filed as Exhibit 5 hereto.
24	Power of Attorney (included on signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands on this 5th day of May 2005.

UNITED AMERICA INDEMNITY, LTD. (the “Registrant”)

By:	/s/ Edward J. Noonan

Name: Title:	Edward J. Noonan Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Edward J. Noonan, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title

/s/ Saul A. Fox	Chairman and Director
Saul A. Fox

/s/ Edward J. Noonan	Chief Executive Officer and Director
Edward J. Noonan

/s/ Troy W. Thacker	Vice Chairman and Director
Troy W. Thacker

/s/ Kevin L. Tate	Principal Financial and Accounting Officer
Kevin L. Tate

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Signature	Title

/s/ W. Dexter Paine, III	Director
W. Dexter Paine, III

/s/ Russell C. Ball, III	Director
Russell C. Ball, III

/s/ Michael J. McDonough	Director
Michael J. McDonough

/s/ John J. Hendrickson	Director
John J. Hendrickson

/s/ Robert A. Lear	Director
Robert A. Lear

/s/ Richard A. Duszak	Director
Richard A. Duszak

/s/ Stephen A. Cozen	Director
Stephen A. Cozen

/s/ Kenneth J. Singleton	Director
Kenneth J. Singleton

/s/ M. Moshe Porat	Director
M. Moshe Porat

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